Exhibit 99.9

PRELIMINARY PROXY CARD

Colombier Acquisition Corp. II

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLOMBIER ACQUISITION CORP. II

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Omeed Malik and Joe Voboril, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of Colombier Acquisition Corp. II, a Cayman Islands exempted company (“Colombier”) to be held virtually on ___________, 2025, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/_______, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2025, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

COLOMBIER ACQUISITION CORP. II

THE BOARD OF DIRECTORS OF COLOMBIER ACQUISITION CORP. II RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 14.

(1)	Proposal 1 – The Business Combination Proposal – To approve, (1) the Business Combination Agreement, dated as of January 6, 2025 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Colombier and (i) Metroplex Trading Company LLC (doing business as GrabAGun.com), a Texas limited liability company (together with its successors, “GrabAGun”), (ii) GrabAGun Digital Holdings Inc., a Texas corporation fifty-percent owned by Colombier and fifty-percent owned by GrabAGun (“Pubco”), (iii) Gauge II Merger Sub LLC, a Texas limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), and to which (iv) Gauge II Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Purchaser Merger Sub”) also became a party upon execution of a joinder agreement to the Merger Agreement (all of the transactions contemplated by the Merger Agreement and agreements ancillary thereto, the “Business Combination”) and (2) all of the transactions comprising the Business Combination, including, without limitation, (a) the merger of Purchaser Merger Sub with and into Colombier, with Colombier continuing as the surviving corporation and a wholly owned subsidiary of Pubco (the “Colombier Merger”), (b) the merger of Company Merger Sub with and into GrabAGun, with GrabAGun continuing as the surviving corporation and a wholly owned subsidiary of Pubco, (c) the issuance of Pubco securities in connection with the transactions and (d) the delivery to the former owners of GrabAGun of consideration under the Merger Agreement consisting of newly-issued Pubco shares and aggregate cash consideration equal to $50.0 million.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(2)	Proposal 2 – The Merger Proposal – To approve (i) the Colombier Merger and (ii) the plan of merger to be adopted in connection with the Colombier Merger, a copy of which is attached to the proxy statement/prospectus as Annex B.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	Proposal 3 – The Charter Proposal – To approve an amended and restated certificate of formation of Pubco (the “Proposed Charter”) in the form attached to the proxy statement/prospectus as Annex C, which will be effective as of the closing of the Business Combination (the “Closing”), concurrent with which the amended and restated bylaws of Pubco (the “Proposed Bylaws”) in the form attached to the proxy statement/prospectus as Annex D, will also be adopted.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	Proposal 4-9 – The Organizational Documents Proposals – To approve six (6) separate non-binding advisory proposals regarding material differences between Colombier’s amended and restated memorandum and articles of association in effect prior to the Colombier Merger and the terms and provisions to be set forth in the Proposed Charter and Proposed Bylaws upon completion of the Business Combination.

Proposal 4

To approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Charter that increase the total number of authorized shares of capital stock of Pubco to 210,000,0000 shares, consisting of 200,000,000 shares of Pubco common stock and 10,000,000 shares of undesignated Pubco preferred stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 5

To approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Charter providing that directors can only be removed for cause at a meeting called for such purpose by the affirmative vote of the shareholders representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Pubco shares entitled to vote thereon.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 6

To approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Charter providing that (A) special meetings of shareholders may only be called by (i) shareholders representing ownership of at least fifty percent (50%) (or the highest percentage of ownership that may be set under the Texas Business Organizations Code, as amended (“TBOC”)) of the voting power of outstanding Pubco shares entitled to vote at such meeting or (ii) by the Pubco board of directors or Pubco’s Chairman, Chief Executive Officer, or (to the extent required by the TBOC) President; and (B) to allow shareholders to act by unanimous written consent in lieu of a meeting, subject to the rights of holders of any outstanding series of Pubco preferred stock, in accordance with TBOC requirements.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 7

To approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Bylaws that increase the threshold for a quorum for any meeting of Pubco shareholders to the number of shareholders, present in person or by proxy, holding a majority of the shares entitled to vote at such meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 8

To approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Charter that set the threshold of shareholder votes required to approve a “fundamental business transaction” (as such term is defined in the TBOC, including transactions such as a merger, interest exchange, conversion, or non-ordinary course sale of all or substantially all of Pubco’s assets) to a majority of the outstanding shares entitled to vote on the matter.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 9

To approve the omission from the terms of the Proposed Charter of certain blank check provisions that will not be necessary to include in the Proposed Charter upon consummation of the Business Combination.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(10)	Proposal 10 – The Incentive Plan Proposal – To approve the 2025 Stock Incentive Plan (the “Incentive Plan”) in the form attached to the proxy statement/prospectus as Annex E, which, if approved by the Colombier shareholders and adopted by Pubco, will be available to Pubco on a go-forward basis from the Closing.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(11)	Proposal 11 – The NYSE Proposal – To approve, for the purposes of complying with the applicable provisions of Listing Rule 312.03 of the New York Stock Exchange, the issuance of Pubco common stock in connection with the Business Combination and the additional shares of Pubco common stock that will, upon Closing, be reserved for issuance pursuant to the Incentive Plan, to the extent such issuances would require shareholder approval under NYSE Listing Rule 312.03.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(12)	Proposal 12 – The Director Election Proposal – To approve the election of nine (9) directors, effective upon the Closing, to serve on the board of directors of Pubco until their respective successors are duly elected and qualified, or until such directors’ earlier death, resignation or removal.

Name
Chris Cox
Andrew J. Keegan
Blake Masters
Marc Nemati
Colion Noir
Kelly Reisdorf
Donald J. Trump Jr.
Matthew Vittitow
Dusty Wunderlich

☐	FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________.

(13)	Proposal 13 – The Insider Letter Amendments Proposal – To approve amendments to the letter agreement, dated as of November 20, 2023, between Colombier, Colombier Sponsor II LLC (the “Sponsor”) and the other parties thereto (the “Insider Letter”), attached to the proxy statement/prospectus as Annex F, to revise the lock-up period applicable to the Colombier Class B ordinary shares held by the Sponsor set forth in the Insider Letter to end on the date that is the earlier of (i) six (6) months or (ii) the date on which the dollar volume-weighted average price of a share of Pubco common stock is greater than or equal to $15.00 for any twenty (20) trading days within any thirty (30) consecutive trading day period beginning on the date of the Closing.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(14)	Proposal 14 – The Adjournment Proposal – To approve the adjournment of the Meeting to a later date or dates, if necessary or desirable, at the determination of the board of directors of Colombier or the chairman of the Meeting

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.